Exhibit 10.24

3189 Airway Avenue Bldg. C

Costa Mesa, CA 92626

714-427-6363

Fax 714-427-6361

Mr. Charles H. Seeman

6518 Austin Creek Drive

Wake Forest, NC 27587

September 18, 2008

Dear Charles,

We would like to make you the following job offer:

Chief Financial Officer, and

Executive Vice President Finance & Administration

Reporting: Directly to Chairman/CEO

Direct reports: Head of accounting, A/P person (works also as assistant for the president/COO)

Compensation package:

•	$100,000 base pay, plus $ 20,000 bonus (targets year 1: 50% finance and administration structured in a way compliance is established, 50% 10q and 10k filed in a timely manner)

•	Options as per company stock option plan:

•	Sign-up bonus: 50,000 options, vested 1 year, issued after three months of employment

•	Options: 50,000 options per end of each year of employment, vested 1 year

Benefits:

•	401k as per company regulation

•	Health and dental insurance

•	15 days of vacation

•	$ 800 per month car allowance

Equipment

•	Blackberry, or I-phone, of choice

•	Laptop computer, of choice

Work base

•	Raleigh-Durham

Teaching

We support your part-time professorship at Mount Olive College under the assumption that you will be able to coordinate your work schedule and the teaching assignment so there is no disadvantage to us.

Most company regulations are documented in the employee handbook.

Sincerely,	Accepted
Date
9/19/08

/s/ Chris J. Stern	/s/ Charles H. Seeman
Chris J. Stern	Charles H. Seeman
Chairman/CEO